Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

Third quarter 2026 total revenue up 10% from prior year

mRNA revenue up 28% year-over-year

SAN DIEGO, Calif., — November 4, 2026 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the third quarter ended September 30, 2026, together with other business updates.
Key Financial Results:
•Quarterly revenue of $45.9 million, Net loss of $(24.0) million, and Adjusted EBITDA of $5.8 million;
•Full year 2026 revenue guidance range increased to $212.0 million to $216.0 million; Adjusted EBITDA guidance raised to $40.0 million to $42.0 million.

“Our third- quarter results build on the momentum we established in the first half of the year,” said Bernd Brust, CEO of Maravai LifeSciences. “TriLink revenue grew 12% year-over-year led by 28% revenue growth for our mRNA products, while Cygnus delivered its sixth consecutive quarter of year-over-year growth, with revenue up 8%.”

Brust continued, “Four Discovery mRNA customers transitioned to clinical-stage GMP this quarter, reinforcing our belief that today’s Discovery success will create tomorrow’s GMP opportunity. Based on our third-quarter performance and our expectations for the fourth quarter, we are raising our full-year revenue and adjusted EBITDA guidance. We remain focused on driving sustained, profitable growth and creating long-term value for our shareholders.”
Revenue for the Third Quarter 2026

	Three Months Ended September 30,
(Dollars in 000’s)	2026	2025	Year-over-Year % Change
TriLink	$28,350	$25,353	11.8%
Cygnus	17,501	16,277	7.5%
Total Revenue	$45,851	$41,630	10.1%

Revenue for the Nine Months Ended September 30, 2026

	Nine Months Ended September 30,
(Dollars in 000’s)	2026	2025	Year-over-Year % Change
TriLink	$110,495	$85,188	29.7%
Cygnus	52,635	50,689	3.8%
Total Revenue	$163,130	$135,877	20.1%
Third Quarter 2026 Financial Results by Reporting Segment
Revenue for the third quarter was $45.9 million, an increase of 10.1% compared to the prior year period, driven by the following:
•TriLink revenue increased 11.8% year-over-year, primarily driven by increased demand for Discovery mRNA and GMP consumables, as well as strength from our CDMO business.
•Cygnus revenue increased 7.5% year-over-year, driven by increased demand for Host Cell Protein (HCP) and ELISA kits.
Net loss and Adjusted EBITDA (non-GAAP) were $(24.0) million and $5.8 million, respectively, for the third quarter of 2026, compared to net loss and Adjusted EBITDA (non-GAAP) of $(45.1) million and $(10.8) million, respectively, for the third quarter of 2025.
Nine Months Ended September 30, 2026 Financial Results by Reporting Segment
Revenue for the nine months ended September 30, 2026 increased 20.1% compared to the prior year period, driven by the following:
•TriLink revenue increased 29.7% year-over-year, primarily driven by $14.3 million of high-volume CleanCap orders for commercial phase COVID vaccine programs in Q1 2026. Excluding COVID CleanCap revenue, TriLink base revenue grew 12.9% year-over-year with increased demand for Discovery mRNA and GMP consumables.
•Cygnus revenue increased 3.8% year-over-year, driven by demand for HCP and ELISA kits.
Net loss and Adjusted EBITDA (non-GAAP) were $(52.0) million and $34.8 million, respectively, for the nine months ended September 30, 2026, compared to net loss and Adjusted EBITDA (non-GAAP) of $(167.7) million and $(31.7) million, respectively, for the same period in the prior year.
Updated Financial Guidance for Full Year 2026
Maravai’s financial guidance for the full year 2026 is based on expectations for its existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is also subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.
Revenue for the full year 2026 is now expected to be in the range of $212.0 million to $216.0 million, up from the prior range of $205.0 million to $215.0 million.
Adjusted EBITDA (non-GAAP) is now expected to be in the range of $40.0 million to $42.0 million, up from the prior range of $33.0 million to $35.0 million.

As it relates to forward-looking Adjusted EBITDA, Maravai cannot provide guidance for the most directly comparable GAAP measure or a reconciliation of this non-GAAP financial measure because it is unable to provide a meaningful or accurate calculation or estimation of certain significant reconciling items without unreasonable effort.
Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the third quarter of 2026 and other business updates. To participate in the conference call by telephone, approximately 10 minutes before the call, dial 1-800-343-4849 or 1-203-518-9894 and reference Maravai LifeSciences, Conference ID: MARAVAI. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$45,851	$41,630	$163,130	$135,877
Cost of revenue	29,659	35,975	92,587	114,729
Gross profit	16,192	5,655	70,543	21,148

Operating expenses:
Selling, general and administrative	30,502	35,456	91,664	113,735
Research and development	3,390	3,844	10,981	13,614
Goodwill impairment	—	—	—	42,884
Restructuring	2,919	7,386	5,764	7,386
Total operating expenses	36,811	46,686	108,409	177,619
Loss from operations	(20,619)	(41,031)	(37,866)	(156,471)
Other income (expense):
Interest expense	(4,027)	(6,844)	(14,585)	(20,437)
Interest income	598	2,797	3,630	9,052
Loss on extinguishment of debt	—	—	(3,413)	—
Other expense	(27)	(71)	(171)	(4,109)
Loss before income taxes	(24,075)	(45,149)	(52,405)	(171,965)
Income tax benefit	(75)	(92)	(397)	(4,218)
Net loss	(24,000)	(45,057)	(52,008)	(167,747)
Net loss attributable to non-controlling interests	(10,161)	(19,501)	(22,020)	(72,655)
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(13,839)	$(25,556)	$(29,988)	$(95,092)

Net loss per Class A common share attributable to Maravai LifeSciences Holdings, Inc., basic and diluted	$(0.09)	$(0.18)	$(0.20)	$(0.66)
Weighted average number of Class A common shares outstanding, basic and diluted	149,067	144,683	147,839	144,119

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share amounts)
(Unaudited)

Net Loss to Adjusted EBITDA (non-GAAP)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(24,000)	$(45,057)	$(52,008)	$(167,747)
Add:
Amortization	6,466	7,209	19,407	21,439
Depreciation	5,737	5,975	15,950	17,625
Interest expense	4,027	6,844	14,585	20,437
Interest income	(598)	(2,797)	(3,630)	(9,052)
Income tax benefit	(75)	(92)	(397)	(4,218)
EBITDA	(8,443)	(27,918)	(6,093)	(121,516)
Acquisition integration costs (1)	312	847	761	2,445
Stock-based compensation (2)	10,115	9,056	27,063	26,248
Merger and acquisition related expenses (3)	—	—	—	1,270
Loss on extinguishment of debt	—	—	3,413	—
Acquisition related tax adjustment (4)	—	—	—	4,082
Executive leadership transition costs (5)	—	17	—	2,024
Goodwill impairment (6)	—	—	—	42,884
Property and equipment impairment (7)	—	7	—	1,059
Restructuring costs (8)	2,903	6,932	5,980	6,932
Other (9)	933	292	3,697	2,846
Adjusted EBITDA (non-GAAP)	$5,820	$(10,767)	$34,821	$(31,726)

Net Loss attributable to Maravai LifeSciences Holdings, Inc. to Adjusted Net Loss (non-GAAP) and Adjusted Fully Diluted Loss Per Share (non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(13,839)	$(25,556)	$(29,988)	$(95,092)
Net loss impact from pro forma conversion of Class B shares to Class A common shares	(10,161)	(19,501)	(22,020)	(72,655)
Adjustment to the provision for income tax (10)	2,486	4,644	5,388	17,304
Tax-effected net loss	(21,514)	(40,413)	(46,620)	(150,443)
Acquisition integration costs (1)	312	847	761	2,445
Stock-based compensation (2)	10,115	9,056	27,063	26,248
Merger and acquisition related expenses (3)	—	—	—	1,270
Loss on extinguishment of debt	—	—	3,413	—
Acquisition related tax adjustment (4)	—	—	—	4,082
Executive leadership transition costs (5)	—	17	—	2,024
Goodwill impairment (6)	—	—	—	42,884
Property and equipment impairment (7)	—	7	—	1,059
Restructuring costs (8)	2,903	6,932	5,980	6,932
Other (9)	933	292	3,697	2,846
Tax impact of adjustments (11)	(160)	1,932	(2,973)	(1,950)
Adjusted net loss (non-GAAP)	$(7,411)	$(21,330)	$(8,679)	$(62,603)

Diluted weighted average shares of Class A common stock outstanding (non-GAAP)	275,974	257,019	269,571	255,943

Adjusted loss (non-GAAP)	$(7,411)	$(21,330)	$(8,679)	$(62,603)
Adjusted fully diluted loss per share (non-GAAP)	$(0.03)	$(0.08)	$(0.03)	$(0.24)
____________________
Explanatory Notes to Reconciliations
(1)Refers to incremental costs incurred to execute and integrate completed acquisitions, including retention payments related to integration that were negotiated specifically at the time of the Company’s acquisition of Alphazyme, which was completed in January 2023. These retention payments were from the Company’s agreement executed in connection with its acquisition of Alphazyme and provided incremental financial incentives, over and above recurring compensation, to ensure the employees of Alphazyme remained present and participated in integration of the acquired business during the integration and knowledge transfer period. The Company agreed to pay certain employees of Alphazyme retention payments totaling $9.3 million as of various dates but primarily through December 31, 2025, as long as these individuals continued to be employed by the Company. The Company recognized compensation expense related to these payments in the post-acquisition period ratably over the service period, with certain costs capitalized into inventory. Retention payment expenses were $0.7 million and $2.2 million for the three and nine months ended September 30, 2025, respectively. Retention expenses for Alphazyme concluded in the fourth quarter of 2025, and following the payments in the fourth quarter of 2025, there were no further retention expenses payable for Alphazyme. There are no further cash-based retention payments planned as of September 30, 2026. The remaining expenses incurred reflect the impact to cost of revenue for the retention bonuses previously capitalized into inventory as the inventory is sold.
(2)Refers to non-cash expense associated with stock-based compensation.
(3)Refers to diligence, legal, accounting, tax and consulting fees incurred in connection with acquisitions that were pursued but not consummated.
(4)Refers to non-cash expense associated with adjustments to the indemnification asset recorded in connection with the acquisition of MyChem.

(5)Refers to costs associated with the Executive Leadership Transition that occurred in June 2025, including severance and legal costs. For the nine months ended September 30, 2025, stock-based compensation benefit of $(3.3) million primarily related to forfeited stock awards in connection with the Executive Leadership Transition is included on the stock-based compensation line item. For the three months ended September 30, 2025, there was no such stock-based compensation benefit amount.
(6)Refers to goodwill impairment recorded for our TriLink segment.
(7)Refers to non-cash charges to write-down surplus laboratory equipment to estimated fair value, less costs to sell.
(8)Refers to restructuring costs associated with the 2025 Corporate Realignment Plan. For the nine months ended September 30, 2026, stock-based compensation benefit of ($0.2 million) related to forfeited stock awards is included in the stock-based compensation line item. For the three months ended September 30, 2026 there was no such stock-based compensation benefit amount. For the three and nine months ended September 30, 2025, stock-based compensation expense of $0.5 million related to forfeited stock awards in connection with the 2025 Corporate Realignment Plan is included in the stock-based compensation line item. For the three and nine months ended September 30, 2026, there was a nominal amount of depreciation expense primarily related to the 2025 Corporate Realignment Plan is included in the depreciation line item. For the three and nine months ended September 30, 2025, there was no restructuring related depreciation expense.
(9)For the three and nine months ended September 30, 2026 and for the three and nine months ended September 30, 2025, refers to severance expense, inventory step-up charges in connection with the acquisition of Alphazyme, non-recurring legal costs, change in the estimated fair value of contingent consideration related to completed acquisitions, and other non-recurring costs that are deemed to be outside of the ordinary course of business.
(10)Represents additional corporate income taxes at an assumed effective tax rate of approximately 24% applied to additional net loss attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(11)Represents income tax impact of non-GAAP adjustments at an assumed effective tax rate of approximately 24% and the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
Maravai defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, certain non-cash items and other adjustments that we do not consider representative of our ongoing operating performance from period to period. Maravai defines Adjusted Net Income (Loss) as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. Maravai defines Adjusted fully diluted EPS as Adjusted Net Income (Loss) divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and do not represent, and should not be considered as, an alternative to net loss, as determined in accordance with GAAP.
Management uses these non-GAAP measures to understand and evaluate Maravai’s core operating performance and trends, and to develop short-term and long-term operating plans. Management believes the measures facilitate comparison of Maravai’s operating performance on a consistent basis between periods and, when viewed in combination with its results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting Maravai’s results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of Maravai’s results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net loss, as determined by GAAP, or as a measure of Maravai’s profitability. Management compensates for these limitations by relying primarily on Maravai’s GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.

Forward-looking Statements
This press release contains, and Maravai’s officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding Maravai’s expected revenue and EBITDA performance for the full year 2026, including its expectations for the fourth quarter of 2026; the expectation that customer programs at the Discovery stage will advance into clinical and commercial development and create GMP opportunities for TriLink; Maravai’s ability to execute on its strategy to drive sustained, profitable growth; and Maravai’s ability to create long-term value for its shareholders, constitute forward-looking statements and are identified by words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “project,” “see,” “seek,” “should,” “target,” “will,” or “would” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Maravai’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of management’s control. Maravai’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Maravai’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The level of Maravai’s customers’ spending on and demand for TriLink and Cygnus products and services.
•Maravai’s operating results are prone to significant fluctuation, which may make Maravai’s future operating results difficult to predict and could cause Maravai’s actual operating results to fall below expectations or any guidance Maravai may provide.
•Uncertainty regarding the extent and duration of Maravai’s revenue associated with high-volume sales of CleanCap® for commercial phase vaccine programs and the dependency of such revenue, in important respects, on factors outside our control.
•Shifts in the trade, economic and other policies and priorities of the U.S. federal government, on Maravai and Maravai’s customers’ current and future business operations.
•Unintended consequences from our recent organizational changes and workforce reduction.
•Use of Maravai’s products by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment, and the impact of unforeseen adverse events, negative clinical outcomes, development of alternative therapies, or increased regulatory scrutiny of these modes of treatment and their financial cost on Maravai’s customers’ use of its products and services.
•Competition with life science, pharmaceutical and biotechnology companies who are substantially larger than Maravai and potentially capable of developing new approaches that could make Maravai’s products, services and technology obsolete.
•The potential failure of Maravai’s products and services to perform as expected and the reliability of the technology on which Maravai’s products and services are based.

•Maravai’s use of Artificial Intelligence technologies, including Machine Learning, and business, compliance and reputational challenges that may result from such use.
•The risk that Maravai’s products do not comply with required quality standards.
•Market acceptance of Maravai’s life science reagents.
•Maravai’s ability to efficiently manage its strategic acquisitions and organic growth opportunities.
•Natural disasters, geopolitical instability (including ongoing military conflicts) and other catastrophic events.
•Risks related to Maravai’s acquisitions, including whether Maravai achieves the anticipated benefits of acquisitions of businesses or technologies.
•Product liability lawsuits.
•Maravai’s dependency on a limited number of customers for a high percentage of its revenue and Maravai’s ability to maintain its current relationships with such customers.
•Maravai’s reliance on a limited number of suppliers or, in some cases, sole suppliers, for some of Maravai’s raw materials and the risk that Maravai may not be able to find replacements or immediately transition to alternative suppliers.
•The risk that Maravai’s products become subject to more onerous regulation by the U.S. Food and Drug Administration or other regulatory agencies in the future.
•Maravai’s ability to obtain, maintain and enforce sufficient intellectual property protection for Maravai’s current or future products.
•The risk that a future cyber-attack or security breach cannot be prevented.
•Maravai’s ability to protect the confidentiality of Maravai’s proprietary information.
•The risk that one of Maravai’s products may be alleged (or found) to infringe on the intellectual property rights of third parties.
•Compliance with Maravai’s obligations under intellectual property license agreements.
•Maravai’s or Maravai’s licensors’ failure to maintain the patents or patent applications in-licensed from a third party.
•Maravai’s ability to adequately protect Maravai’s intellectual property and proprietary rights throughout the world.
•Maravai’s existing level of indebtedness and Maravai’s ability to raise additional capital on favorable terms.
•Maravai’s ability to generate sufficient cash flow to service all of Maravai’s indebtedness.
•Maravai’s potential failure to meet Maravai’s debt service obligations.
•Restrictions on Maravai’s current and future operations under the terms applicable to Maravai’s credit agreement.
•Maravai’s dependence, by virtue of Maravai’s principal asset being its interest in Maravai Topco Holdings, LLC (“Topco LLC”), on distributions from Topco LLC to pay Maravai’s taxes and expenses, including payments under a tax receivable agreement with the former owners of Topco LLC (the “Tax Receivable Agreement” or “TRA”) together with various limitations and restrictions that impact Topco LLC’s ability to make such distributions.

•The risk that conflicts of interest could arise between Maravai’s shareholders and Maravai Life Sciences Holdings, LLC (“MLSH 1”), the only other member of Topco LLC, and impede business decisions that could benefit Maravai’s shareholders.
•The substantial future cash payments Maravai may be required to make under the Tax Receivable Agreement to MLSH 1 and Maravai Life Sciences Holdings 2, LLC (“MLSH 2”), an entity through which certain of Maravai’s former owners hold their interests in the Company and the negative effect of such payments.
•The fact that Maravai’s organizational structure, including the TRA, confers certain benefits upon MLSH 1 and MLSH 2 that will not benefit Maravai’s other common shareholders to the same extent as they will benefit MLSH 1 and MLSH 2.
•Maravai’s ability to realize all or a portion of the tax benefits that are expected to result from the tax attributes covered by the Tax Receivable Agreement.
•The possibility that Maravai will receive distributions from Topco LLC significantly in excess of Maravai’s tax liabilities and obligations to make payments under the Tax Receivable Agreement.
•Factors that could lead to future impairment of Maravai’s goodwill and other amortizable intangible assets.
•Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of Maravai’s income or other tax returns.
•Maravai’s ability to design and maintain effective internal control over financial reporting in the future.
•The fact that investment entities affiliated with GTCR, LLC currently control a majority of the voting power of Maravai’s outstanding common stock, and it may have interests that conflict with Maravai’s or yours in the future.
•Risks related to Maravai’s “controlled company” status within the meaning of the corporate governance standards of NASDAQ.
•The potential anti-takeover effects of certain provisions in Maravai’s corporate organizational documents.
•Potential sales of a significant portion of Maravai’s outstanding shares of Class A common stock.
•Potential preferred stock issuances and the anti-takeover impacts of any such issuances.
•Such other factors as discussed throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maravai’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the Securities and Exchange Commission.

Any forward-looking statements made in this release are based only on information currently available to management and speak only as of the date on which it is made. Maravai undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact Information:
Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com